Triple Ring Technologies, Inc. 39655 Eureka Drive Newark CA 94560 (510) 592-3000 fax (510) 592-3001 www.tripleringtech.com
PROFESSIONAL SERVICES AGREEMENT

This Agreement (the “Agreement”) is entered into as of the 7th day of March 2022, between Triple Ring Technologies, Inc. (“the Company”) and HeartBeam, Inc. (“the Client”).

WHEREAS, the Company is willing to perform certain work hereinafter described in accordance with the provisions of this Agreement; and

WHEREAS, Client has determined that the Company is qualified to perform the work, all relevant factors considered, and that such performance will be in furtherance of Client's business.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

1.Services, Term, and Compensation. The Company’s services, term of engagement, compensation and provisions for payment thereof shall be as set forth in the statements of work attached hereto as Exhibit A, which may be executed in writing from time to time by the parties and which is hereby incorporated by reference. The Company shall be paid in accordance with the fee schedule provided in the applicable Statement of Work. Any projections of hours, time, budget, material and total project cost provided by the Company are estimates only and shall not be implied or construed as a maximum limitation or a commitment to complete the project at such cost. To the extent that the Company obtains the Client’s prior written approval, the Client shall reimburse the Company for reasonable travel and other business expenses incurred by the Company in the performance of services pursuant to this Agreement. Any projections of project schedule, task schedule and completion time provided by the Company are estimates only and shall not be implied or construed as a commitment to complete the project or task in the time period specified. The Company will diligently perform the services in accordance with the applicable Statement of Work, including any specifications in the Statement of Work. The services must be performed in a competent, professional, and workmanlike manner by qualified personnel in accordance with applicable laws.

2.Independent Contractor. Subject to the terms and conditions of this Agreement, the Client hereby engages the Company as an independent contractor to perform the services set forth herein, and the Company hereby accepts such engagement. This Agreement shall not render either party a partner, agent of, or joint venturer with the other party for any purpose. The Company is and will remain an independent contractor in its relationship with the Client.

3.Confidentiality. Either party to this Agreement may, in the course of fulfilling its terms, disclose information to the other party that is proprietary or confidential. When such disclosure is undertaken, the following provisions apply:
a)The term “Disclosing Party,” as used in this Agreement, means the party providing Confidential Information. The “Receiving Party” is the party receiving the information.
b)The term “Confidential Information,” as used in this Agreement, means any oral, written, documentary, or electronically stored non-public information that (i) is received by Receiving Party from Disclosing Party and (ii) to the extent practical shall be disclosed in written or documentary form, which is marked “Confidential,” “Proprietary” or bears a marking of like import or which the Disclosing Party states in writing at the time of transmittal to, or receipt by, the Receiving Party is to be considered confidential. Non-documentary information made orally or by visual inspection shall be considered confidential if identified as such at the time of disclosure and if followed up in writing within thirty (30) calendar days, with the information identified and marked as confidential. Confidential Information is, as between the parties, the sole property of Disclosing Party.
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Triple Ring Technologies, Inc. 39655 Eureka Drive Newark CA 94560 (510) 592-3000 fax (510) 592-3001 www.tripleringtech.com
c)“Confidential Information” does not include information that the Receiving Party can demonstrate: (i) is already known to the Receiving Party as evidenced by prior documentation thereof; or (ii) is or becomes publicly known through no wrongful act of the Receiving Party and then only after such date; or (iii) is rightfully received by the Receiving Party from a third party without restriction and without breach of this Agreement or any other Agreement; or (iv) is approved for release by written authorization of the Disclosing Party. Receiving Party may disclose Disclosing Party’s Confidential Information pursuant to a court order or request by government entities, provided that Receiving Party has notified the Disclosing Party immediately upon learning of the possibility of any such court order or legal requirement and has given the Disclosing Party a reasonable opportunity (and cooperate with Disclosing Party) to contest or limit the scope of such required disclosure (including application for a protective order) at Disclosing Party’s cost and expense.
d)At any time, whether during the term of this Agreement or after its termination, the Receiving Party shall not disclose to others, or use for any purpose other than contemplated by this Agreement, any Confidential Information obtained from the Disclosing Party, or from an affiliated entity of the Disclosing Party, as a result of work done pursuant to this Agreement. Receiving Party will take all reasonable precautions to prevent any unauthorized disclosure of the Confidential Information including requiring each employee and independent contractor with access to Confidential Information to execute a nondisclosure agreement containing terms that are substantially similar to the terms contained in this Agreement. Receiving Party will not, during and after the term of this Agreement, reverse engineer the Confidential Information of Disclosing Party except for purposes of this Agreement or applicable Statement of Work. Upon termination of this Agreement, the Receiving Party agrees to return or, upon Disclosing Party’s request, destroy all Confidential Information to the Disclosing Party.
e)The covenants regarding Confidential Information will apply to any Confidential Information disclosed to the Receiving Party by the Disclosing Party on or after the date of this Agreement.
f)The Client and the Company agree that all individuals representing either party in any capacity under this Agreement have executed or agree to execute the relevant party’s standard proprietary information agreement.

4.Inventions. Intellectual property rights of each party shall be governed by the following:

a)Any and all works of authorship, ideas, notes, records, inventions, discoveries, developments, improvements. methods, processes, formulas, designs, techniques, technology, know-how, information and innovations conceived by employees and consultants of the Company during the time billed to the Client pursuant to this Agreement (collectively, “Inventions”) shall be the exclusive property of the Client provided the Client has paid all invoices and expenses invoiced for work performed by the Company under the terms provided under the applicable executed Statements of Work set forth in Exhibit A hereto. Upon payment of all outstanding invoices and expenses by Client, the Company will assign to the Client all right, title, and interest in such Inventions and in all copyrightable material, including software, which such employees and consultants develop for the Client under this Agreement. Inventions that constitute copyrightable subject matter will be considered “works made for hire” to the extent permitted under the United States Copyright Act.
b)The Client acknowledges that the use of any design, advice, drawing, or other service provided by the Company does not relieve the Client’s responsibility as a manufacturer, seller, and/or user to execute sufficient testing and judgment to ensure that any resulting product is suitable for usage in the Client’s market.
c)Any assignment to Client of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like
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Triple Ring Technologies, Inc. 39655 Eureka Drive Newark CA 94560 (510) 592-3000 fax (510) 592-3001 www.tripleringtech.com
(collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, the Company hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

5.Representations and Warranties. The Company represents and warrants that:
a)The Company is duly organized, validly existing, and in good standing in the jurisdiction stated in the preamble to this Agreement. The execution and delivery of this Agreement by the Company and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement constitutes a valid and binding obligation of the Company that is enforceable in accordance with its terms.
b)The performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Company in confidence or in trust prior to the execution of this Agreement.
c)The entering into and performance of this Agreement by the Company does not and will not violate, conflict with, or result in a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien, or encumbrance to which the Company is a party or by which it or any of the Company’s property is or may become subject or bound. The Company will not grant any rights under any future agreement, nor will it permit or suffer any lien, obligation, or encumbrances that will conflict with the full enjoyment by Client of its rights under this Agreement.
d)The Company has and will have all requisite ownership and rights to fully perform its obligations under this Agreement and to grant to Client all rights with respect to the deliverables and Inventions and related intellectual property rights to be granted under this Agreement, free and clear of any and all agreements, liens, adverse claims, encumbrances, and interests of the Company’s employees, agents, artists, and contractors and their contractors’ employees, agents, and artists, who have provided, are providing, or will provide services with respect to the development of the Inventions.
e)Any computer program provided as part of an Invention or a deliverable will not contain any software code that is subject to a license requiring, as a condition of use, modification, or distribution of the software code, that the software code or other software code combined or distributed with it be (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no charge.
f)The Company further represents and warrants that to the extent of its knowledge any and all inventions that the Company has created or will create under this Agreement will be original and shall not infringe the rights of any third party.
g)THE FOREGOING WARRANTIES ARE IN LIEU OF ALL AND COMPANY MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Client represents and warrants that i) Company’s services rendered hereunder does not qualify Company as a “Business Associate” of the Client as defined in regulations promulgated under the Health Insurance Portability and Accountability Act of 1996, (which act and regulations as amended, restated and superseded from time to time, are collectively referred to as “HIPAA”); ii) Company will not be engaged to provide services that will render it a “Business Associate” under HIPAA; iii) Client will not disclose or transmit protected health information under HIPAA to Company and will ensure that none of Company’s personnel has access to any such protected health information; and iv) Company will not be required to enter into a business associate agreement under HIPAA.

6.Non-hire Provision. During and for one (1) year after the term of this Agreement, either party will not solicit the employment of, or employ the Company's personnel, without the other party’s prior written consent.

7.Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING, BUT
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Triple Ring Technologies, Inc. 39655 Eureka Drive Newark CA 94560 (510) 592-3000 fax (510) 592-3001 www.tripleringtech.com
NOT LIMITED TO, LOSS OF PROFITS OR OTHER ECONOMIC LOSS ARISING OUT OF THE SERVICES RENDERED HEREUNDER OR DEVELOPMENT, DELIVERY, INSTALLATION, FURNISHING, MAINTAINING OR SUPPORTING OF THE PRODUCTS OR EQUIPMENT OR USE OF THE PRODUCTS OR EQUIPMENT. BOTH PARTIES AGREE THAT EITHER PARTY’S LIABILITY TO THE OTHER UNDER ANY PROVISION OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY INCLUDING WITHOUT LIMITATION BREACH OF ANY WARRANTY SHALL NOT EXCEED THE FEE PAID FOR THE PRODUCT, EQUIPMENT OR SERVICE WHICH IS THE SUBJECT OF SUCH LIABILITY.

8.Disputes. The Company and Client recognize that disputes arising under this Agreement are best resolved at the working level by the parties directly involved. Both parties are encouraged to be imaginative in designing mechanism and procedures to resolve disputes at this level. Such efforts shall include the referral of any remaining issues in dispute to higher authority within each participating party's organization for resolution. Failing resolution of conflicts at the organizational level, the Company and Client agree that any remaining conflicts arising out of or relating to this Contract shall be submitted to nonbinding mediation unless the Company and Client mutually agree otherwise. If the dispute is not resolved through non-binding mediation, then the parties may take other appropriate action subject to the other terms of this Agreement.

9.Term and Termination. This Agreement commences on the Effective Date and will continue until the completion of the Statement of Work unless it is terminated earlier in accordance with this Agreement. Either party may terminate this Agreement at any time by thirty (30) days’ written notice to the other party. In addition, either party may terminate this Agreement immediately if the other party shall breach any material term or provision of this Agreement and shall fail or refuse, within ten (10) days after receipt of written notice from the non-breaching party regarding such breach, to take such action as may be necessary to cure or remedy such breach.

10.Survival. All outstanding payment obligations hereunder and Sections 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 14, 16, 17, 18 and 19 of this Agreement shall survive any termination of this Agreement.

11.Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by the Company, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of Client.

12.Choice of Law, Jurisdiction. The laws of the state of California as applied to residents in California entering agreements in California shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and services of the parties hereto excluding its conflict of laws provisions. The parties consent to personal jurisdiction and agree that the federal, state or local courts in Santa Clara County, California shall have exclusive jurisdiction and venue.

13.Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

14.Waiver. Waiver by one party hereto of breach of any provision of this Agreement or rights hereunder by the other shall not be construed as a continuing waiver or waiver of any subsequent breach.

15.Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed
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Triple Ring Technologies, Inc. 39655 Eureka Drive Newark CA 94560 (510) 592-3000 fax (510) 592-3001 www.tripleringtech.com constructively made at the time of such personal service. If such notice, demand, or other communication is given by mail, such notice shall be conclusively deemed given five (5) days after deposit thereof in the United States mail addressed to the party to whom such notice, demand, or other communication is to be given as follows:

If to the Client:    Alan Baumel
2118 Walsh Ave., Ste. 210,
Santa Clara, CA 95050

If to the Company:    Triple Ring Technologies, Inc.
    39655 Eureka Drive
    Newark, CA 94560

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

16.Modification or Amendment. No amendment, change, or modification of this Agreement shall be valid unless in writing specifically referring to this Agreement and signed by an authorized representative of the parties hereto.

17.Entire Understanding, Conflict, Interpretation. This document, and any Statement Work executed by the parties from time to time constitute the entire understanding and agreement of the parties, and any and all prior or contemporaneous agreements, understandings, and representations including without limitation any Proposal Documents are hereby superseded in their entirety and are of no further force and effect. No product or service specifications, or terms and conditions that are additional or contrary to the terms of this Statement of Work or this Agreement, whether contained in any purchase order or other communication from Client or any third party, will be construed as, or constitute a waiver of these terms and conditions, or acceptance of any such additional terms, conditions or specifications. Company hereby rejects and objects to such additional or contrary terms, conditions or specifications. In the event of a conflict between any provision of this Agreement, any Statement of Work, any purchase order or any other agreement between the parties, the provisions of this Agreement shall prevail unless the provisions of the applicable Statement of Work explicitly provides that such provisions will prevail. The Agreement and any Statement of Work is to be construed as drafted by both parties jointly. The Agreement and any Statement of Work shall be interpreted and construed neutrally in accordance with its plain meaning and shall not be presumptively construed against either party. Each party to the Agreement represents and acknowledges that it is represented by counsel or decides not to seek such representation and the Agreement and any Statement of Work shall be deemed to have been drafted jointly by both parties.

18.Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

19.Force Majeure. The Company shall not be responsible for delays or failures (including any delay by the Company to make progress in the prosecution of any Services) if such delay arises out of causes beyond its control. Such causes may include, but are not restricted to, acts of God or of the public enemy, fires, floods, epidemics, riots, quarantine restrictions, strikes, freight embargoes, earthquakes, electrical outages, computer or communications failures, and severe weather, and acts or omissions of subcontractors or third parties.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals and that the Agreement may be executed in one or more counterparts, each of which when executed shall
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Triple Ring Technologies, Inc. 39655 Eureka Drive Newark CA 94560 (510) 592-3000 fax (510) 592-3001 www.tripleringtech.com be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Triple Ring Technologies, Inc. By: /s/ Ryan McGuinness ___________________________________ Name: Ryan McGuinness Title: Commercial GM	HeartBeam, Inc. By: /s/ Alan Baumel __________________________________ Name: Alan Baumel Title: Chief Operating Officer
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